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                                                                    Exhibit 10.1

                                 INHIBITEX, INC.

                              AMENDED AND RESTATED
                           1998 EQUITY OWNERSHIP PLAN

                                TABLE OF CONTENTS

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SECTION 1 DEFINITIONS                                                                           1

                  1.1           Definitions                                                     1

SECTION 2 GENERAL TERMS                                                                         4

                  2.1           Purpose of the Plan                                             4
                  2.2           Stock Subject to the Plan                                       4
                  2.3           Administration of the Plan                                      4
                  2.4           Eligibility and Limits                                          5

SECTION 3 TERMS OF AWARDS                                                                       5

                  3.1           Terms and Conditions of All Awards                              5
                  3.2           Terms and Conditions of Options                                 5
                  3.3           Terms and Conditions of Stock Appreciation Rights               7
                  3.4           Terms and Conditions of Stock Awards                            7
                  3.5           Treatment of Awards Upon Termination of Employment              7

SECTION 4 RESTRICTIONS ON STOCK                                                                 8

                  4.1           Escrow of Shares                                                8
                  4.2           Forfeiture of Shares                                            8
                  4.3           Restrictions on Transfer                                        8

SECTION 5 GENERAL PROVISIONS                                                                    8

                  5.1           Withholding                                                     8
                  5.2           Changes in Capitalization; Merger; Liquidation                  9
                  5.3           Cash Awards                                                     9
                  5.4           Compliance with Code                                           10
                  5.5           Right to Terminate Employment                                  10
                  5.6           Restrictions on Delivery and Sale of Shares; Legends           10
                  5.7           Non-alienation of Benefits                                     10
                  5.8           Termination and Amendment of the Plan                          10
                  5.9           Stockholder Approval                                           10
                  5.10          Choice of Law                                                  10
                  5.11          Effective Date of Plan                                         10
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                                 INHIBITEX, INC.
                              AMENDED AND RESTATED
                           1998 EQUITY OWNERSHIP PLAN

         Inhibitex, Inc. hereby establishes this Plan to be called the Inhibitex, Inc. Amended and Restated 1998 Equity Ownership Plan to encourage participants and employees of the Company to acquire an equity interest in the Company, to make monetary payments to certain participants based upon the value of the Company's Stock, or based upon achieving certain goals on a basis mutually advantageous to such participants and the Company and thus provide an incentive for continuation of the efforts of the participants for the success of the Company, for continuity of employment and to further the interests of the shareholders.

                             SECTION 1 - DEFINITIONS

         1.1 Definitions. Whenever used herein, the masculine pronoun shall be deemed to include the feminine, the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

                  (a)      "Administrator" means the Board or its designee(s).

                  (b) "Award" means any Stock Option, Stock Appreciation Right, Restricted Stock or Performance Award granted under the Plan.

                  (c) "Beneficiary" means the person or persons designated by a Participant to exercise an Award in the event of the Participant's death while employed by the Company, or in the absence of such designation, the executor or administrator of the Participant's estate.

                  (d)      "Board" means the Board of Directors of the Company.

                  (e)      "Cause" means conduct by the Participant amounting to
(1) fraud or dishonesty against the Company, (2) willful misconduct, repeated refusal to follow the reasonable directions of an individual or group authorized to give such directions, or knowing violation of law in the course of performance of the duties of Participant's employment with the Company, (3) repeated absences from work without a reasonable excuse, (4) intoxication with alcohol or drugs while on the Company's premises during regular business hours,
(5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (6) a breach or violation of the terms of any employment or other agreement to which Participant and the company are party.

                  (f) "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated of the ownership of 50% or more of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, (iii) the Company shall sell substantially all of its assets to another corporation which corporation is not wholly owned by the Company, or
(iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall

                                       1
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include ownership as determined by applying the provisions of Rule
13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended.

                  (h) "Company" means Inhibitex, Inc. a Delaware corporation.

                  (i) "Constructive Discharge" means a Termination of Employment by the Participant on account of (i) any material reduction in the Participant's Compensation, (ii) any material reduction in the level or scope of job responsibility or status of the Participant occurring without the consent of the Participant, or (iii) any relocation to an office of the Company which is more than fifty (50) miles from the office where the Participant was previously located to which the Participant has not agreed.

                  (j) "Disability" has the same meaning as provided in the long-term disability plan maintained by the Company. In the event of a dispute, the determination of Disability shall be made by the Administrator. If, at any time during the period that this Plan is in operation, the Company does not maintain a long term disability plan, Disability shall mean a physical or mental condition which, in the judgment of the Administrator, permanently prevents a Participant from performing his usual duties for the Company or such other position or job which the Company makes available to him and for which the Participant is qualified by reason of his education, training and experience. In making its determination the Administrator may, but is not required to, rely on advice of a physician competent in the area to which such Disability relates. The Administrator may make the determination in its sole discretion and any decision of the Administrator will be binding on all parties.

                  (k) "Disposition" means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

                  (l) "Equity Ownership Agreement" means an agreement between the Company and a Participant or other documentation evidencing an Award.

                  (m) "Expiration Date" means, the last date upon which an Award can be exercised.

                  (n)      "Fair Market Value" means, for any particular date,
(i) for any period during which the Stock shall be listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing price per share of Stock on such exchange or the NASDAQ closing bid price as of the close of such trading day, or (ii) the market price per share of Stock as determined in good faith by the Board in the event (i) above shall not be applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the next succeeding day when the markets are open.

                  (o) "Incentive Stock Option" means an incentive stock option, as defined in Code Section 422, and described in Plan Section 3.2.

                  (p) "Initial Public Offering" means the first instance in which the Company Stock is offered for sale to the public following successful registration of the Stock with the Securities and Exchange Commission.

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                  (q)      "Involuntary Termination" means a Termination of
Employment but does not include a Termination of Employment for Cause or a Voluntary Resignation.

                  (r) "Non-Qualified Stock Option" means a stock option, other than an option qualifying as an Incentive Stock Option, described in Plan
Section 3.2.

                  (s) "Non-Employee Board Member" means a member of the Board who is not an employee of the Company.

                  (t) "Option" means a Non-Qualified Stock Option or an Incentive Stock Option.

                  (u) "Over 10% Owner" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

                  (v) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  (w) "Participant" means an individual who receives an Award hereunder.

                  (x) "Plan" means the Inhibitex, Inc. Amended and Restated 1998 Equity Ownership Plan.

                  (y) "Retirement" means a Termination of Employment after attaining the normal retirement age specified in the qualified retirement plan maintained by the Company, or age 65 if no such plan exists.

                  (z)      "Stock" means the Company's common stock.

                  (aa) "Stock Appreciation Right" means a stock appreciation right described in Plan Section 3.3.

                  (ab)     "Stock Award" means a stock award described in Plan
Section 3.4.

                  (ac) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  (ad) "Termination of Affiliation" means the termination of a business relationship, for any reason, between an advisor or consultant who is a Participant and the Company or its affiliates. A Termination of Affiliation shall be deemed to have occurred as of the date written notice to that effect is received by the Participant.

                  (ae) "Termination of Employment" means the termination of the employee-employer relationship between a Participant and the Company and its affiliates

                                       3
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regardless of the fact that severance or similar payments are made to the
Participant, for any reason, including, but not by way of limitation, a Voluntary Resignation, Constructive Discharge, Involuntary Termination, death, Disability or Retirement. The Administrator shall, in its absolute discretion, determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause or is a Constructive Discharge. With regard to a member of the Board, Termination of Employment shall mean the date on which the individual ceases to be a member of the Board for any reason.

                  (af) "Vested" means that an Award is non-forfeitable and exercisable with regard to a designated number of shares of Stock.

                  (ag) "Voluntary Resignation" means a Termination of Employment as a result of the Participant's resignation but does not include a Constructive Discharge.

                            SECTION 2 - GENERAL TERMS

         2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to employees of the Company and its affiliates and other Participants to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by employees by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining and rewarding employees, directors, advisors and consultants.

         2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, two million one hundred thousand (2,100,000) shares of Stock (the "Maximum Plan Shares") are hereby reserved and subject to issuance under the Plan. At no time shall the Company have outstanding Awards and shares of Stock issued in respect to Awards in excess of the Maximum Plan Shares. To the extent permitted by law, the shares of Stock attributable to the non-vested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award that is forfeited, canceled, expired or terminated for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

         2.3 Administration of the Plan. The Plan shall be administered by the Administrator. The Administrator shall have full authority in its discretion to determine the employees of the Company or its affiliates to whom Awards shall be granted and the terms and provisions of Awards, subject to the Plan. Subject to the provisions of the Plan, the Administrator shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Equity Ownership Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Administrator's determination under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). The Administrator's decisions shall be final and binding on all Participants.

         2.4 Eligibility and Limits. Participants in the Plan shall be selected by the Administrator. No Participant may be granted Awards in excess of 30% of the Maximum Plan Shares. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of Stock with respect to which Stock Options

                                       4
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intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded shall be treated as Non-Qualified Stock Option(s).

                           SECTION 3 - TERMS OF AWARDS

         3.1      Terms and Conditions of All Awards.

                  (a) The number of shares of Stock as to which an Award shall be granted shall be determined by the Administrator in its sole discretion, subject to the provisions of Sections 2.2 and 2.4 as to the total number of shares available for grants under the Plan.

                  (b) Each Award shall be evidenced by an Equity Ownership Agreement in such form as the Administrator may determine is appropriate, subject to the provisions of the Plan.

                  (c) The date an Award is granted shall be the date on which the Administrator has approved the terms and conditions of the Equity Ownership Agreement and has determined the recipient of the Award and the number of shares covered by the Award and has taken all such other action necessary to complete the grant of the Award.

                  (d) The Administrator may provide in any Equity Ownership Agreement a vesting schedule. The vesting schedule shall specify when such Awards shall become Vested and thus exercisable. The Administrator may accelerate the vesting schedule set forth in the Equity Ownership Agreement if the Administrator determines that it is in the best interests of the Company and Participant to do so. Notwithstanding any vesting schedule which may be specified in an Equity Ownership Agreement, or any determination made by the Administrator, no award will vest if, to do so, would create a situation in which the exercisability of any such Award would result in an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (e) Awards shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant, or in the event of the Disability of the Participant, by the legal representative of the Participant.

         3.2 Terms and Conditions of Options. At the time any Option is granted, the Administrator shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. At the time any Incentive Stock Option is exercised, the Company shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the date the Plan, as amended and restated, is adopted or the date such Plan is approved by the Company's stockholders, whichever is earlier. Incentive Stock Options may only be granted to employees of the Company.

                  (a) Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of the Stock purchasable under any Option shall be as set forth in the applicable Equity Ownership Agreement. With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10% Owner, the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted. With respect to each grant for an Incentive Stock Option to a

                                       5
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Participant who is an Over 10% Owner, the Exercise Price shall not be less than
110% of the Fair Market Value on the date the Option is granted.

                  (b) Option Term. The Equity Ownership Agreement shall set forth the term of each option. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted. In either case, the Administrator may specify a shorter term and state such term in the Equity Ownership Agreement.

                  (c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in any form or manner authorized by the Administrator in the Equity Ownership Agreement or by amendment thereto, including, but not limited to, cash or, if the Equity Ownership Agreement provides, (i) by delivery or deemed delivery (based on an attestation to the ownership thereof) to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price or (ii) by tendering a combination of cash and Stock. Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

                  (d) Conditions to the Exercise of an Option. Each Option granted under the Plan shall be exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Administrator shall specify in the Equity Ownership Agreement; provided, however, that subsequent to the grant of an Option, the Administrator, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person acting for the benefit of the Participant to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Equity Ownership Agreement to the contrary.

                  (e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year shall be substituted for such three
(3) month period. For purposes of this Subsection (e), Termination of Employment of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

                  (f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Administrator may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

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         3.3      Terms and Conditions of Stock Appreciation Rights. A Stock
Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Award or not in connection with an Award. A Stock Appreciation Right shall entitle the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified price which, in the case of a Stock Appreciation Right granted in connection with an Option, shall be not less than the Exercise Price for that number of shares. A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled. The exercise of a Stock Appreciation Right granted in connection with an Award shall result in a pro rata surrender or cancellation of any related Award to the extent the Stock Appreciation Right has been exercised.

                  (a) Payment. Upon payment or exercise of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Equity Ownership Agreement or, in the absence of such provision, as the Administrator may determine.

                  (b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall be exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Administrator shall specify in the Equity Ownership Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Administrator, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

         3.4 Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, shall be as the Administrator determines, and the certificate for such shares shall bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Administrator shall have the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Administrator may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

         3.5 Treatment of Awards Upon Termination of Employment or Affiliation. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who incurs a Termination of Employment or Affiliation may be canceled, accelerated, paid or continued, as provided in the Equity Ownership Agreement or, in the absence of such provision, as the Administrator may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Administrator to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or Affiliation or such other factors as the Administrator determines are relevant to its decision to continue the award.

                        SECTION 4 - RESTRICTIONS ON STOCK

         4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Participant's name, but, if the Equity Ownership Agreement so provides, the shares of Stock shall be held by a custodian designated by the Administrator (the "Custodian").

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Each Equity Ownership Agreement providing for transfer of shares of Stock to the
Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the Equity Ownership Agreement, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the Equity Ownership Agreement. During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the Equity Ownership Agreement, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian shall, as the Administrator may provide in the Equity Ownership Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the Equity Ownership Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or the Company, as applicable.

         4.2 Forfeiture of Shares. Notwithstanding any vesting schedule set forth in any Equity Ownership Agreement, in the event that the Participant violates a non competition agreement as set forth in the Equity Ownership Agreement, all Awards and shares of Stock issued to the holder pursuant to the Plan shall be forfeited; provided, however, that the Company shall return to the holder the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder.

         4.3 Restrictions on Transfer. The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the Equity Ownership Agreement. Any Disposition of the shares of Stock issued under the Plan by the Participant, not made in accordance with the Plan or the Equity Ownership Agreement, including, but not limited to, any right of repurchase or right of first refusal, shall be void. The Company shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the Equity Ownership Agreement, and the shares of Stock so transferred shall continue to be bound by the Plan and the Equity Ownership Agreement.

                         SECTION 5 - GENERAL PROVISIONS

         5.1 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the Equity Ownership Agreement provides, a Participant may also elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of an Award (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

                  (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Administrator; and

                  (b) Any Withholding Election made will be irrevocable; however, the Administrator may in its sole discretion approve or give no effect to the Withholding Election.

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         5.2      Changes in Capitalization; Merger; Liquidation.

                  (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains may be proportionately adjusted by the Administrator for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

                  (b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Administrator may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. Any adjustment pursuant to this Section 5.2 may provide, in the Administrator's discretion, for the elimination without payment therefore of any fractional shares that might otherwise become subject to any Award.

                  (c) The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         5.3 Cash Awards. The Administrator may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Administrator in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

         5.4 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

         5.5 Right to Terminate Employment. Nothing in the Plan or in any Award shall confer upon any Participant the right to continue as an employee or officer of the Company or any of its affiliates or affect the right of the Company or any of its affiliates to terminate the Participant's employment at any time.

         5.6 Restrictions on Delivery and Sale of Shares; Legends. Each Award is subject to the condition that if at any time the Administrator, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Administrator may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

         5.7 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

         5.8 Termination and Amendment of the Plan. The Board at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of an Award shall adversely affect the rights of the Participant under such Award.

         5.9 Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the adoption of the Plan by the Board. If such approval is not obtained, any Award granted hereunder shall be void.

         5.10 Choice of Law. The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law.

         5.11 Effective Date of Plan. The Plan shall be effective as of May 27, 1998.

                               * * * * * * * * * *

                                                     Stock Option No. __________

                                INHIBITEX, INC.
                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this "Agreement"), entered into as of _______________ by and between Inhibitex, Inc., a Delaware corporation (the "Company"), and _________________, (the "Optionee").

     WHEREAS, on May 27, 1998, the Board of Directors of the Company (the "Board") adopted a stock option plan known as the "Inhibitex, Inc. Equity Ownership Plan" (the "Plan") and recommended that the Plan be approved by the Company's stockholders; and

     WHEREAS, on May 27, 1998, the stockholders of the Company approved the Plan;

     WHEREAS, the Plan has been amended from time to time by the Board of Directors and/or Stockholders,

     WHEREAS, subject to the Board's approval, the Optionee is granted an option to purchase the number of shares of the Company's Common Stock (the "Stock") as set forth on Schedule A attached hereto and incorporated herein by this reference (the "Option"); and

     WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to the Option in accordance with the Plan; and

     WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Plan;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

     1. Incorporation of Plan. This option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee. Notwithstanding anything in this Agreement to the contrary, to the extent the terms of this Agreement conflict with or otherwise attempt to exceed the authority set forth under the Plan, the Plan shall govern and control in all respects.

     2. Status of Option. Schedule A indicates whether the Option constitutes an Incentive Stock Option within the meaning of Code Section 422 and qualifies for all special income tax benefits applicable to incentive stock options under Code Section 422 or constitutes a Non-Qualified Stock Option.

     3. Grant of Option. Subject to the terms, restrictions, limitations, and conditions stated herein and the terms of the Plan, the Company hereby evidences its grant to the Optionee of the right and option to purchase all or any part of the number of shares of Stock set forth on Schedle A. Optionee's right to exercise the Option depends upon the extent to which the Option is vested. Optionee shall vest in the Option in accordance with the vesting provisions set forth on Schedle A. The Option shall expire and not be exercisable after the date specified on Schedle A as the expiration date or on such other date as determined pursuant to the Plan.

     4. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the "Exercise Price") shall be as specified on Schedule A.

     5. Exercise Terms. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

     6. Restrictions on Transferability. No Option shall be transferable by Optionee other than by will or the laws of descent and distribution.

     7. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 13 hereof to the attention of the President, Secretary or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b)contain such information as may be reasonably required pursuant to Section 10 hereof, and (c)be accompanied by a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein; or, if approved by the Board (i)shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder or (ii)a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder, subject to compliance with applicable federal and state laws. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case my be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

     8. No Employment Rights.

          (a) Nothing in the Plan or in this Agreement shall be construed to create or imply any contract of employment between the Optionee and the Company. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the employ of the Company, or confer upon the Company any right to require the continued employment of the Optionee by the Company. The Company shall have the right to deal with the Optionee in the same manner as if the Plan and this Agreement did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of employment of Optionee. Unless otherwise expressly set forth in a separate employment agreement between the Company and Optionee, the employment of Optionee by the Company is at-will, and the Optionee or the Company may terminate Optionee's employment with the Company at any time for any reason, with or without cause.

          (b) Any questions concerning whether and when there has been a termination of Optionee's employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Plan shall be determined by the Board in its sole discretion, and the Board's determination thereof shall be final and binding.

     9. Adjustment in Option. The number of shares of Stock subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with the Plan.

     10. Death of Optionee. In the event of the Optionee's death, the appropriate persons described in Section 6 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one (1) year period following the Optionee's death or (b) the expiration date of this Option.

     11. Date of Grant. Pursuant to the Plan, this Option was granted to the Optionee on the date set forth in Schedule A (the "Date of Grant").

     12. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, rider or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section.

     13.  Investment Representation of Optionee.

          (a)  Optionee represents to the Company the following:

               i. that Optionee has read and understands the terms and provisions of the Plan, and hereby accepts this Agreement subject to all the terms and provisions of the Plan;

               ii. that Optionee shall accept as binding and final all decisions or interpretations of the Board upon any questions arising under the Plan; and

               iii. Optionee understands that, unless at the time of exercise of the Option, a registration statement under the Securities Act of 1933, as amended, is in effect covering the Stock, as a condition to the exercise of the Option the Company may require

          Optionee to represent that Optionee is acquiring the Stock for Optionee's own account only and not with a view to, or for sale in connection with, any distribution of the Stock.

          (b) The Optionee understands and agrees that the certificate or certificates representing any shares of Stock acquired hereunder may bear an appropriate legend relating to registration and resale under federal and state securities laws.

          (c) The Optionee shall not have any rights of a stockholder of the Company with respect to the shares of Stock which may be purchased upon exercise of this Option, unless and until such shares shall have been issued and delivered and his/her name has been entered as a stockholder on the stock transfer records of the Company.

     14.  Miscellaneous.

          (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

          (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Delaware, without regard to conflicts of laws principles.

          (c) Any notice, request, document or other communication given hereunder shall be deemed to be sufficiently given upon personal delivery to the other party or upon the expiration of three (3) days after depositing same in the United States mail, return receipt requested, properly addressed to the respective parties or such other address as they may give to the other party in writing in the same manner as follows:

          Company:       Inhibitex, Inc.
                         8995 Westside Parkway, Suite 150
                         Alpharetta, GA 30004

                         Attention: William D. Johnston


          Optionee:



          (d) This Agreement may not be modified except in writing executed by each of the parties hereto.

          (e) This Agreement, together with the Plan, contains the entire understanding of the parties hereto and supersedes any prior understanding and/or written or oral agreement between them respecting the subject matter hereof.

          (f) The parties agree that the provisions of this Agreement are severable and the invalidity or unenforceability of any provision in whole or part shall not affect the validity or enforceability of a enforceable part of such provision or any other provisions hereof.

          (g) The headings with Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     (h) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     (i) This Agreement may be executed in one or more counterparts, by telecopy or otherwise, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the Board has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

                                                COMPANY:

                                                INHIBITEX, INC.

                                                By: ____________________________
                                                Name: William D. Johnston, Ph.D.
                                                Title: Chief Executive Officer

                                                OPTIONEE:

                                                By: ____________________________

                                   SCHEDULE A
                                       to
                             STOCK OPTION AGREEMENT
                                    between
                                INHIBITEX, INC.
                                      and
                                      XXX

                               Dated:        XXX
                                     -----------

                           Stock Option No.
                                            ---------

1.   Number of Shares Subject to Option:            shares of stock.
                                             ------

2.   Type of Option:              Incentive Stock Option
                         ---------
                                  Non-Qualified Stock Option
                         ---------

3.   Exercise Price:     $        per share.
                          --------

4.   Grant Date:         -------------------------

5.   Vesting:            Anniversary of Grant Date          Percent Vested







6.   Expiration Date:
                         -------------------------

                                   SCHEDULE B
                                       to
                             STOCK OPTION AGREEMENT
                                    between
                                INHIBITEX, INC.
                                      and
                                      XXX

                              Dated
                                    -------------------

            NOTICE OF EXERCISE FOR INCENTIVE STOCK OPTION AGREEMENT
                                       of
                            Stock Option No.
                                             --------

     The undersigned hereby notifies Inhibitex, Inc. (the "Company") of this election to exercise the undersigned's stock option to purchase ____________ shares of Stock (as defined under the Plan) pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated ____________. Accompanying this Notice is (1) a certified or a cashier's check in the amount of $_____________ payable to the Company, and/or
(2)________________ shares of Stock (as defined under the Plan) presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined under the Plan) as of the date hereof of $_______________, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 4 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 9 of the Agreement).

     Executed this _________ day of ______________________, ________.


                                  OPTIONEE (or Optionee's legal representative):


                                  -------------------------------
                                  Signature

                                  -------------------------------
                                  Name

     INHIBITEX, Inc. hereby acknowledges receipt of this Notice of Exercise and receipt of payment in the form and amount indicated above, all on this ___ day of ___, _________.

                                  INHIBITEX, INC.

                                  By:
                                      ---------------------------
                                       William D. Johnston, Ph.D.

                                  Title: President and CEO
                                         ------------------------